Exhibit 99.1

Analog Devices Reports Strong Fourth Quarter and Fiscal 2025 Financial Results
•Fourth quarter revenue of $3.08 billion, with year-over-year growth across all end markets, led by Communications and Industrial
•Fiscal 2025 revenue of $11.0 billion, up 17% versus 2024
•Fiscal 2025 operating cash flow of $4.8 billion and free cash flow of $4.3 billion or 44% and 39% of revenue, respectively
•Returned 96% of free cash flow to shareholders in fiscal 2025, including $2.2 billion of share repurchases and $1.9 billion of dividends
WILMINGTON, Mass.--November 25, 2025--Analog Devices, Inc. (Nasdaq: ADI), a global semiconductor leader, today announced financial results for its fiscal fourth quarter and fiscal year 2025, which ended November 1, 2025.
“ADI’s strong fourth quarter capped a robust year of both cyclical and idiosyncratic growth,” said Vincent Roche, CEO and Chair. “These results reflect the strength and resilience of our business model, and our intense commitment to leveraging superior technology and domain expertise to solve our customers’ toughest problems. Our keen focus on our customers’ market success has enabled us to build a deep trust that pays dividends in the form of strong, profitable growth and a fast-growing design pipeline. As such, we remain firmly confident in our ability to deliver sustained, long-term value for shareholders.”
“Healthy bookings trends continued in the fourth quarter with growth in Industrial and notable strength in our Communications market. While macro uncertainty will likely influence the shape of our fiscal 2026, we believe we are well positioned to continue capitalizing on the ongoing cyclical recovery and our secular growth opportunities,” said Richard Puccio, CFO.

Performance for the Fourth Quarter and Fiscal Year 2025

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended			Twelve Months Ended
	Nov. 1, 2025	Nov. 2, 2024	Change	Nov. 1, 2025	Nov. 2, 2024	Change
Revenue	$3,076	$2,443	26%	$11,020	$9,427	17%
Gross margin	$1,942	$1,416	37%	$6,773	$5,381	26%
Gross margin percentage	63.1%	58.0%	510 bps	61.5%	57.1%	440 bps
Operating income	$945	$569	66%	$2,932	$2,033	44%
Operating margin	30.7%	23.3%	740 bps	26.6%	21.6%	500 bps
Diluted earnings per share	$1.60	$0.96	67%	$4.56	$3.28	39%

Adjusted Results(2)
Adjusted gross margin	$2,147	$1,660	29%	$7,641	$6,404	19%
Adjusted gross margin percentage	69.8%	67.9%	190 bps	69.3%	67.9%	140 bps
Adjusted operating income	$1,338	$1,005	33%	$4,622	$3,853	20%
Adjusted operating margin	43.5%	41.1%	240 bps	41.9%	40.9%	100 bps
Adjusted diluted earnings per share	$2.26	$1.67	35%	$7.79	$6.38	22%

			Three Months Ended		Trailing Twelve Months
Cash Generation			Nov. 1, 2025		Nov. 1, 2025
Net cash provided by operating activities			$1,701		$4,812
% of revenue			55%		44%
Capital expenditures			$(215)		$(534)
Free cash flow(2)			$1,486		$4,279
% of revenue			48%		39%

			Three Months Ended		Trailing Twelve Months
Cash Return			Nov. 1, 2025		Nov. 1, 2025
Dividend paid			$(487)		$(1,924)
Stock repurchases			(680)		(2,165)
Total cash returned			$(1,167)		$(4,089)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.
(2) Reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also the "Non-GAAP Financial Information" section for additional information.

Outlook for the First Quarter of Fiscal Year 2026

For the first quarter of fiscal 2026, we are forecasting revenue of $3.1 billion, +/- $100 million. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 31.0%, +/- 130 bps, and adjusted operating margin of approximately 43.5%, +/- 100 bps. We are planning for reported EPS to be $1.60, +/- $0.10, and adjusted EPS to be $2.29, +/- $0.10.
Our first quarter fiscal 2026 outlook is based on current expectations and actual results may differ materially as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.
The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release. See also the “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.99 per outstanding share of common stock. The dividend will be paid on December 22, 2025 to all shareholders of record at the close of business on December 8, 2025.

Conference Call Scheduled for Today, Tuesday, November 25, 2025 at 10:00 am ET

ADI will host a conference call to discuss our fourth quarter and fiscal 2025 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release.
Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as primary performance measurements when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business.

Management also believes that free cash flow, a non-GAAP liquidity measure, is useful both internally and to investors because it is indicative of the Company's ability to pay dividends, purchase common stock, make investments and fund acquisitions, and in the absence of refinancings, to repay its debt obligations.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted nonoperating expense (income), adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow revenue percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding: certain acquisition related expenses1, which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1 and special charges, net2, which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1 and special charges, net2, which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted nonoperating expense (income) is defined as nonoperating expense (income), determined in accordance with GAAP, excluding: certain acquisition related expenses1, which is described further below.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1 and special charges, net2, which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items3, which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1, special charges, net2, and tax related items3, which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow revenue percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to debt, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include fair value adjustments associated with the replacement of share-based awards related to the Maxim Integrated Products, Inc. (Maxim) acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.
2Special Charges, Net: Expenses, net, incurred as part of the integration of Maxim, in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
3Tax Related Items: Income tax effect of the non-GAAP items discussed above, deferred tax expense related to the remeasurement of GILTI-related deferred tax assets and liabilities attributable to the One Big Beautiful Bill Act and certain other income tax expenses associated with prior periods. We excluded the income tax effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices, Inc.

Analog Devices, Inc. (NASDAQ: ADI) is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. ADI combines analog, digital, AI, and software technologies into solutions that help drive advancements in automation and robotics, mobility, energy and data centers, and healthcare, combat climate change, and reliably connect humans and the world. With revenue of more than $11 billion in FY25, ADI ensures today’s innovators stay Ahead of What’s Possible. Learn more at www.analog.com and on LinkedIn and Twitter (X).

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding our 2026 financial performance; expected revenue, operating margin, nonoperating expenses, tax rate, earnings per share, free cash flow returns, and other financial results; expected market and technology trends; market size, market share gains, market position, and growth opportunities; economic and trade uncertainty, tariffs, geopolitical conditions, demand, and other market conditions; business cycles and supply chains; capital expenditures and investments, including those related to digital, software, and artificial intelligence; our opportunity pipeline; expected product solutions, offerings, technologies, capabilities, and applications, including those that may incorporate, or be based upon, software or artificial intelligence technology; the value and importance of, and other benefits related to, our product solutions, offerings, and technologies to our customers, including those that may incorporate, or be based upon, software or artificial intelligence technology; future dividends and share repurchases; and other future events. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: economic, political, legal and regulatory uncertainty or conflicts; recently announced and future tariffs and other trade restrictions; changes in export classifications, import and export regulations or duties and tariffs; changes in demand for semiconductor products; performance of independent distributors; manufacturing delays, product and raw materials availability and supply chain disruptions; products that may be diverted from our authorized distribution channels; our development of technologies and research and development investments; our ability to compete successfully in the markets in which we operate; our future liquidity, capital needs and capital expenditures; our ability to recruit and retain key personnel; risks related to acquisitions or other strategic transactions; security breaches or other cyber incidents; risks related to the use of artificial intelligence in our business operations, products, and services; adverse results in litigation matters; reputational damage; changes in our estimates of our expected tax rates based on current tax law; risks related to our indebtedness; the discretion of our Board of Directors to declare dividends and our ability to pay dividends in the future; factors impacting our ability to repurchase shares; and uncertainty as to the long-term value of our common stock. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Nov. 1, 2025	Nov. 2, 2024	Nov. 1, 2025	Nov. 2, 2024
Revenue	$3,076,117	$2,443,205	$11,019,707	$9,427,157
Cost of sales	1,134,300	1,027,077	4,246,229	4,045,814
Gross margin	1,941,817	1,416,128	6,773,478	5,381,343
Operating expenses:
Research and development	467,021	378,903	1,766,001	1,487,863
Selling, marketing, general and administrative	342,168	277,220	1,255,339	1,068,640
Amortization of intangibles	187,416	187,754	749,662	754,784
Special charges, net	—	2,859	69,980	37,258
Total operating expenses	996,605	846,736	3,840,982	3,348,545
Operating income	945,212	569,392	2,932,496	2,032,798
Nonoperating expense (income):
Interest expense	88,157	82,804	317,716	322,227
Interest income	(32,971)	(27,947)	(105,266)	(78,817)
Other, net	2,826	(1,793)	7,934	12,048
Total nonoperating expense (income)	58,012	53,064	220,384	255,458
Income before income taxes	887,200	516,328	2,712,112	1,777,340
Provision for income taxes	99,461	38,256	444,770	142,067
Net income	$787,739	$478,072	$2,267,342	$1,635,273

Shares used to compute earnings per share - basic	490,847	496,432	494,381	496,166
Shares used to compute earnings per share - diluted	493,242	498,722	496,709	498,697

Basic earnings per common share	$1.60	$0.96	$4.59	$3.30
Diluted earnings per common share	$1.60	$0.96	$4.56	$3.28

ANALOG DEVICES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(thousands, except per share amounts)	Nov. 1, 2025	Nov. 2, 2024
ASSETS
Current Assets
Cash and cash equivalents	$2,499,406	$1,991,342
Short-term investments	1,152,915	371,822
Accounts receivable	1,436,075	1,336,331
Inventories	1,656,323	1,447,687
Prepaid expenses and other current assets	363,342	337,472
Total current assets	7,108,061	5,484,654
Other Assets
Net property, plant and equipment	3,315,696	3,415,550
Goodwill	26,945,180	26,909,775
Intangible assets, net	8,013,815	9,585,464
Deferred tax assets	1,867,102	2,083,752
Other assets	742,858	749,082
Total non-current assets	40,884,651	42,743,623
TOTAL ASSETS	$47,992,712	$48,228,277
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$543,760	$487,457
Income taxes payable	610,370	447,379
Debt, current	—	399,636
Commercial paper notes	446,639	547,738
Accrued liabilities	1,645,032	1,106,070
Total current liabilities	3,245,801	2,988,280
Non-current Liabilities
Long-term debt	8,145,066	6,634,313
Deferred income taxes	2,163,281	2,624,392
Income taxes payable	100,963	260,486
Other non-current liabilities	521,846	544,489
Total non-current liabilities	10,931,156	10,063,680
Shareholders’ Equity
Preferred stock, $1.00 par value, 471,934 shares authorized, none outstanding	—	—
Common stock, $0.16 2/3 par value, 1,200,000,000 shares authorized, 489,654,097 shares outstanding (496,296,854 on November 2, 2024)	81,611	82,718
Capital in excess of par value	23,349,185	25,082,243
Retained earnings	10,539,541	10,196,612
Accumulated other comprehensive loss	(154,582)	(185,256)
Total shareholders’ equity	33,815,755	35,176,317
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$47,992,712	$48,228,277

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	Nov. 1, 2025	Nov. 2, 2024	Nov. 1, 2025	Nov. 2, 2024
Cash flows from operating activities:
Net income	$787,739	$478,072	$2,267,342	$1,635,273
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	105,478	97,241	406,801	362,771
Amortization of intangibles	389,865	423,220	1,592,044	1,741,545
Stock-based compensation expense	86,452	70,448	321,560	262,710
Deferred income taxes	(149,327)	(97,997)	(246,645)	(367,563)
Other	(8,413)	(776)	(9,909)	23,050
Changes in operating assets and liabilities	489,016	80,609	481,009	194,743
Total adjustments	913,071	572,745	2,544,860	2,217,256
Net cash provided by operating activities	1,700,810	1,050,817	4,812,202	3,852,529
Percent of revenue	55%	43%	44%	41%
Cash flows from investing activities:
Purchases of short-term investments	—	—	(1,150,240)	(438,901)
Maturities of short-term investments	—	69,279	372,778	69,279
Additions to property, plant and equipment, net	(215,153)	(165,410)	(533,552)	(730,463)
Proceeds from sale of property, plant and equipment	—	—	58,892	—
Payments for acquisitions, net of cash acquired	—	—	(45,652)	—
Other	(10,152)	(15,483)	(23,747)	(4,773)
Net cash used for investing activities	(225,305)	(111,614)	(1,321,521)	(1,104,858)
Cash flows from financing activities:
Proceeds from debt	—	—	1,490,785	1,087,856
Debt repayments	—	(499,966)	(399,998)	(499,966)
Proceeds from commercial paper notes	2,595,183	2,474,948	9,462,691	10,184,439
Payments of commercial paper notes	(2,697,209)	(2,474,652)	(9,563,790)	(10,183,925)
Dividend payments to shareholders	(486,892)	(456,756)	(1,924,413)	(1,795,459)
Repurchase of common stock	(680,472)	(94,878)	(2,164,638)	(615,590)
Proceeds from employee stock plans	4,584	4,860	108,913	121,215
Other	(32,484)	(7,449)	7,833	(12,960)
Net cash used for financing activities	(1,297,290)	(1,053,893)	(2,982,617)	(1,714,390)
Net increase (decrease) in cash and cash equivalents	178,215	(114,690)	508,064	1,033,281
Cash and cash equivalents at beginning of period	2,321,191	2,106,032	1,991,342	958,061
Cash and cash equivalents at end of period	$2,499,406	$1,991,342	$2,499,406	$1,991,342

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolves and improves, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Nov. 1, 2025			Nov. 2, 2024
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$1,426,527	46%	34%	$1,060,763	43%
Automotive	852,246	28%	19%	717,338	29%
Consumer	407,543	13%	7%	379,947	16%
Communications	389,801	13%	37%	285,157	12%
Total revenue	$3,076,117	100%	26%	$2,443,205	100%

	Twelve Months Ended
	Nov. 1, 2025			Nov. 2, 2024
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$4,929,409	45%	15%	$4,290,324	46%
Automotive	3,277,865	30%	16%	2,837,522	30%
Consumer	1,434,568	13%	19%	1,207,880	13%
Communications	1,377,865	13%	26%	1,091,431	12%
Total revenue	$11,019,707	100%	17%	$9,427,157	100%

*The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Nov. 1, 2025	Nov. 2, 2024	Nov. 1, 2025	Nov. 2, 2024
Gross margin	$1,941,817	$1,416,128	$6,773,478	$5,381,343
Gross margin percentage	63.1%	58.0%	61.5%	57.1%
Acquisition related expenses	204,748	243,667	867,613	1,022,488
Adjusted gross margin	$2,146,565	$1,659,795	$7,641,091	$6,403,831
Adjusted gross margin percentage	69.8%	67.9%	69.3%	67.9%

Operating expenses	$996,605	$846,736	$3,840,982	$3,348,545
Percent of revenue	32.4%	34.7%	34.9%	35.5%
Acquisition related expenses	(188,013)	(188,821)	(752,058)	(760,325)
Special charges, net	—	(2,859)	(69,980)	(37,258)
Adjusted operating expenses	$808,592	$655,056	$3,018,944	$2,550,962
Adjusted operating expenses percentage	26.3%	26.8%	27.4%	27.1%

Operating income	$945,212	$569,392	$2,932,496	$2,032,798
Operating margin	30.7%	23.3%	26.6%	21.6%
Acquisition related expenses	392,761	432,488	1,619,671	1,782,813
Special charges, net	—	2,859	69,980	37,258
Adjusted operating income	$1,337,973	$1,004,739	$4,622,147	$3,852,869
Adjusted operating margin	43.5%	41.1%	41.9%	40.9%

Nonoperating expense (income)	$58,012	$53,064	$220,384	$255,458
Acquisition related expenses	2,150	2,150	8,600	8,600
Adjusted nonoperating expense (income)	$60,162	$55,214	$228,984	$264,058

Income before income taxes	$887,200	$516,328	$2,712,112	$1,777,340
Acquisition related expenses	390,611	430,338	1,611,071	1,774,213
Special charges, net	—	2,859	69,980	37,258
Adjusted income before income taxes	$1,277,811	$949,525	$4,393,163	$3,588,811

Provision for income taxes	$99,461	$38,256	$444,770	$142,067
Effective tax rate	11.2%	7.4%	16.4%	8.0%
Tax related items	62,616	76,702	78,396	265,697
Adjusted provision for income taxes	$162,077	$114,958	$523,166	$407,764
Adjusted tax rate	12.7%	12.1%	11.9%	11.4%

Diluted EPS	$1.60	$0.96	$4.56	$3.28
Acquisition related expenses	0.79	0.86	3.24	3.56
Special charges, net	—	0.01	0.14	0.07
Tax related items	(0.13)	(0.15)	(0.16)	(0.53)
Adjusted diluted EPS*	$2.26	$1.67	$7.79	$6.38
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Nov. 1, 2025	Nov. 1, 2025	Aug. 2, 2025	May 3, 2025	Feb. 1, 2025
Revenue	$11,019,707	$3,076,117	$2,880,348	$2,640,068	$2,423,174
Net cash provided by operating activities	$4,812,202	$1,700,810	$1,165,105	$819,478	$1,126,809
% of Revenue	44%	55%	40%	31%	47%
Capital expenditures	$(533,552)	$(215,153)	$(79,153)	$(90,268)	$(148,978)
Free cash flow	$4,278,650	$1,485,657	$1,085,952	$729,210	$977,831
% of Revenue	39%	48%	38%	28%	40%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending January 31, 2026
	Reported	Adjusted
Revenue	$3.1 Billion	$3.1 Billion
	(+/- $100 Million)	(+/- $100 Million)
Operating margin	31.0%	43.5% (1)
	(+/-130 bps)	(+/-100 bps)
Tax rate	12% - 14%	12% - 14% (2)
Earnings per share	$1.60	$2.29 (3)
	(+/- $0.10)	(+/- $0.10)

(1) Includes $389 million of adjustments related to acquisition related expenses, as defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $51 million of tax effects associated with the adjustments for acquisition related expenses noted above.
(3) Includes $0.69 of adjustments related to the net impact of acquisition related expenses and the tax effects on those items.

For more information, please contact:

Jeff Ambrosi
781-461-3282
Senior Director, Investor Relations
investor.relations@analog.com